EXHIBIT 99.5

SavMobi Technology Inc.

(the “Company”, Ticker: SVMB)

Minutes of the Board of Directors’ Meeting held at Building B8, China Zhigu, Yinhu Street, Fuyang District, Hangzhou, Zhejiang, China on January 5, 2023 at 2:00 pm.

Present:	CHEN XinXin

Guowei Zhang

Hongwei Li

Xiujuan Chen

Chuchu Zhang

1.	Appointment of Director

IT WAS RESOLVED THAT Mr.Guowei Zhang, Hongwei Li, Xiujuan Chen, Chuchu Zhang be and hereby appointed as Director of the company with immediate effect. And Mr.CHEN Xinxin retains his position.

IT WAS FURTHER NOTED THAT Mr. Guowei Zhang be and hereby appointed as president and chairman of the Board.

2.	Closure of business

There being no other business, the Chairman declared the meeting closed.

Guowei Zhang

Chairman